UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement

On April 29, 2013, Impax Laboratories, Inc. (“Impax”) announced its receipt of a notice of termination from Glaxo Group Limited (“GSK”) with respect to that certain License, Development and Commercialization Agreement dated as of December 15, 2010 by and between Impax and GSK, as amended (the “License Agreement”), with such termination effective at the end of July 2013. Impax and GSK are also parties to a related Supply Agreement dated as of December 15, 2010 (the “Supply Agreement”) and pursuant to the terms thereof, the Supply Agreement will automatically terminate upon termination of the License Agreement. A description of the terms of the License Agreement and Supply Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by Impax with the Securities and Exchange Commission on December 21, 2010, and to the extent required by Item 1.02 of this Form 8-K, such description is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

Impax issued a press release on April 29, 2013, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description
99.1	Press Release, dated April 29, 2013, issued by Impax Laboratories, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2013	IMPAX LABORATORIES, INC.

	By:	/s/ Bryan M. Reasons
		Name:	Bryan M. Reasons
		Title:	Senior Vice President, Finance and Chief Financial Officer

Exhibit No.	Description
99.1	Press Release, dated April 29, 2013, issued by Impax Laboratories, Inc.